Exhibit 99.2 to Form 4 of Gregory M. Shepard with Respect to Donegal Group Inc. Filed on May 2, 2011

5. Amount of Securities
		3.Transaction		4.Securities Acquired (A)			Beneficially Owned	6.Ownership Form;
	2.Transaction	Code		or Disposed of (D)			Following Reported	Direct (D) or
1.Title of Security	Date	Code	V	Amount	(A)or(D)	Price	Transaction(s)	Indirect (I)
Class B Common Stock	03/31/11	P		100	A	$16.75	379,413	D